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                                                                    EXHIBIT 99.1


NEWS








FOR IMMEDIATE RELEASE

Contact: Joseph P. Tomczak
         Chief Financial Officer
         (817) 885-0000


                    KEVCO, INC. THIRD QUARTER CONFERENCE CALL
                                 ON THE INTERNET

FORT WORTH, TEXAS (NOV. 15, 2000) - Kevco, Inc. (Nasdaq/NM:KVCO) today announced that it plans to announce financial results for the third quarter ended September 30, 2000 on Monday, November 20, 2000 after the close of the market. The Company plans to conduct a conference call to discuss the quarterly results at 10:00 a.m. (Eastern Time) on Tuesday, November 21, 2000.

         The live broadcast of Kevco's quarterly conference call will be available online at www.streetevents.com on November 21, 2000, beginning at 10:00 a.m. (Eastern Time). The online replay will be available at approximately 12:00 p.m. (Eastern Time) on November 21 and continue for 14 days.

         Kevco, headquartered in Fort Worth, Texas, is a leading wholesale distributor and manufacturer of building products for the manufactured housing and recreational vehicle industries.

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